UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2014

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Settlement of Certain Litigation

As previously disclosed at page 52 of the definitive proxy statement/prospectus dated October 20, 2014 (the “Definitive Proxy Statement/Prospectus”) under the heading “Litigation Relating to the Combination Transaction,” seven actions have been filed by putative stockholders of Forest Oil Corporation (“Forest”) challenging the proposed combination of Forest and Sabine Oil & Gas LLC’s (“Sabine”) businesses, six in the Supreme Court of the State of New York (the “New York Court”) and one in the United States District Court for the District of Colorado. The New York cases have been consolidated under the caption In re Forest Oil Corporation Shareholder Litigation, Index No. 651418/2014 (the “New York Action”) and the Colorado case has been captioned as Olinatz v. Forest Oil Corp., et al., Case No. 1:14-cv-01409 (the “Colorado Action,” together with the New York Action, the “Actions”).

On November 11, 2014, the defendants reached an agreement in principle with plaintiffs in the New York Action regarding a settlement of that action (which will also resolve the Colorado Action), and that agreement is reflected in a memorandum of understanding. In connection with the settlement contemplated by the memorandum of understanding, Forest agreed to make certain additional disclosures related to the proposed transaction with Sabine, which are contained in this Form 8-K, and Sabine agreed that, within 120 days after the closing of the proposed combination transaction, Sabine Investor Holdings LLC will designate for a period of no less than three (3) years at least one additional independent director, as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as a Sabine Nominee (as defined in Section 1.4 of the Amended and Restated Agreement and Plan of Merger entered into on July 9, 2014 among Forest, Sabine Investor Holdings, AIV Holdings and certain of their affiliated entities (the “Amended and Restated Agreement and Plan of Merger”)). The total number of Sabine Nominees will remain unchanged, but at least one of the remaining two Sabine Nominees that have not yet been determined will be independent. The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement.

The stipulation of settlement will be subject to customary conditions, including court approval. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the New York Court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed combination transaction, the Amended and Restated Agreement and Plan of Merger, the merger agreement originally entered into by Sabine Investor Holdings, Forest, New Forest Oil Inc. and certain of their affiliated entities on May 5, 2014, any disclosure made in connection therewith, including in the Definitive Proxy Statement/Prospectus, and all other matters that were the subject of the complaint in the New York Action, pursuant to terms that will be disclosed to stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that the parties shall negotiate in good faith regarding the amount of attorneys’ fees and expenses that shall be paid to plaintiffs’ counsel in connection with the Actions. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the New York Court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT/PROSPECTUS

In connection with the settlement of certain outstanding stockholder suits as described in this Form 8-K, Forest has agreed to make these supplemental disclosures to the Definitive Proxy Statement/Prospectus dated October 20, 2014. This supplemental information should be read in conjunction with the Definitive Proxy Statement/Prospectus, which should be read in its entirety.

The first table at the top of page 52 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Peer Group Trading Multiples

	Equity value to estimated cash flow		Firm value to estimated EBITDAX		Firm value to production ($/Mcfepd)
	2014E	2015E	2014E	2015E	4Q 2013	2014E
Goodrich Petroleum Corporation	8.7x	5.5x	9.5x	6.0x	$20,023	$18,158
Midstates Petroleum Company, Inc.	1.5x	1.2x	4.8x	4.0x	$12,780	$11,056
Penn Virginia Corporation	3.0x	2.4x	4.9x	4.2x	$19,503	$15,104
PetroQuest Energy, Inc.	2.6x	2.3x	4.9x	4.2x	$7,912	$6,639

Mean	3.9x	2.9x	6.0x	4.6x	$15,054	$12,739
Median	2.8x	2.4x	4.9x	4.2x	$16,141	$13,080

The last table at the bottom of page 52 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

Peer Group Trading Multiples

	Equity value to estimated cash flow		Firm value to estimated EBITDAX		Firm value to production ($/Mcfepd)
	2014E	2015E	2014E	2015E	4Q 2013	2014E
Forest	1.6x	1.1x	5.1x	3.8x	$8,534	$7,708
Goodrich Petroleum Corporation	8.7x	5.5x	9.5x	6.0x	$20,023	$18,158
Jones Energy, Inc.	3.1x	2.4x	4.8x	3.7x	$12,520	$10,090
Midstates Petroleum Company, Inc.	1.5x	1.2x	4.8x	4.0x	$12,780	$11,056
Penn Virginia Corporation	3.0x	2.4x	4.9x	4.2x	$19,503	$15,104
PetroQuest Energy, Inc.	2.6x	2.3x	4.9x	4.2x	$7,912	$6,639
SandRidge Energy, Inc.	5.6x	4.8x	7.7x	6.8x	$17,950	$14,763

Mean	3.7x	2.8x	5.9x	4.7x	$14,175	$11,931
Median	3.0x	2.4x	4.9x	4.2x	$12,780	$11,056

The last full paragraph on page 53 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

J.P. Morgan prepared a discounted cash flow analysis of the projected cash flow derived from production of Forest’s proved reserves and probable and possible resource potential (the “3P assets”) as of calendar year-end 2013, based upon extrapolations from estimates provided by Forest’s management for fiscal years 2014 through 2053 plus one additional period representing the remaining production thereafter, that were in each case reviewed and approved by Forest’s management for J.P. Morgan’s use in connection with its financial analyses and rendering its fairness opinion. The projected cash flows from Forest’s 3P assets were discounted to present values using a range of discount rates from 10.5% to 12%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Forest. The present pre-tax value of Forest’s 3P assets was then adjusted for Forest’s net present value of projected general and administrative expenses (not including stock-based compensation), net present value of projected cash taxes (net of the present value of projected net operating loss utilization), 2013 calendar year-end net debt (calculated as the sum of net debt and expected cash settlement of stock awards) and other adjustments to indicate a range of implied net asset equity values of between $151 million and $358 million for Forest. The implied net asset equity values for Forest were divided by the number of fully diluted shares outstanding at Forest to arrive at the following range of implied net asset values per share of Forest common stock.

The second full paragraph on page 54 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

J.P. Morgan prepared a discounted cash flow analysis of the projected cash flow derived from production of Sabine’s 3P assets as of calendar year-end 2013, based upon extrapolations from estimates provided by Forest’s management for fiscal years 2014 through 2053 plus one additional period representing the remaining production thereafter, that were in each case reviewed and approved by Forest’s management for J.P. Morgan’s use in connection with its financial analyses and rendering its fairness opinion. The projected cash flows from Sabine’s 3P assets were discounted to present values using a range of discount rates from 9.0% to 10.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Sabine. The present pretax value of Sabine’s 3P assets was then adjusted for Sabine’s net present value of projected general and administrative expenses (not including stock-based compensation), net present value of projected cash taxes (net of the present value of projected net operating loss utilization), 2013 calendar year-end net debt and other adjustments to indicate the following range of implied net asset equity values for Sabine.

The last full paragraph on page 55 and first full paragraph on page 56 of the Definitive Proxy Statement are replaced, in their entirety, with the following:

J.P. Morgan conducted an analysis of the theoretical value creation to the holders of Forest common stock that compared the estimated implied equity value of Forest on a standalone basis based on the midpoint value determined in J.P. Morgan’s Net Asset Value Analysis described above to the implied equity value of Forest shares pro forma for the proposed transactions contemplated by the original merger agreement. J.P. Morgan calculated the pro forma implied equity value of Forest shares by (1) adding the sum of (a) the implied equity value of Forest using the midpoint value determined in J.P. Morgan’s Net Asset Value Analysis described above, (b) the implied equity value of Sabine using the midpoint value determined in J.P. Morgan’s Net Asset Value Analysis described above, (c) the estimated present value of the Synergies of $256 million and (d) the estimated impact of improved cost of capital of the combined company relative to the estimated cost of capital for Forest on a standalone basis of $197 million, (2) subtracting the sum of (a) the estimated implied impact on the present value of the projected net operating loss usage for the combined company relative to the estimated present value of the net operating loss usage of each company on a standalone basis of $14 million and (b) the estimated present value of transaction fees and expenses relating to the transactions contemplated by the original merger agreement of $69 million, and (3) multiplying such sum of the estimated valuations described above by a factor of 26.5%, representing the approximate pro forma equity ownership of the combined company by the holders of Forest common stock. Based on the assumptions described above, this analysis implied value creation for the holders of Forest common stock of approximately 5.0%.

J.P. Morgan also conducted an analysis of the theoretical value creation to the holders of Forest common stock that compared the equity value of Forest based on the per share closing price of Forest shares on May 2, 2014 to the implied equity value of Forest shares pro forma for the proposed transactions contemplated by the original merger agreement. J.P. Morgan calculated the pro forma implied equity value of Forest shares by (1) adding the sum of (a) the aggregate market value of Forest based upon the per share closing price of Forest shares on May 2, 2014, (b) the implied equity value of

Sabine based on (i) the application of the 5.1x multiple of Forest’s firm value to estimated EBITDAX for 2014 based on research analysts’ consensus estimates to Sabine’s estimated EBITDAX for 2014 based on Sabine Risked Budget, less (ii) Sabine’s net debt as of calendar year-end 2013 and (c) the estimated present value of the Synergies of $256 million, (2) subtracting the sum of (a) the implied impact on projected net operating loss usage for the combined company relative to the estimated present value of the projected net operating loss usage of each company on a standalone basis of $14 million and (b) the estimated present value of transaction fees and expenses relating to the transactions contemplated by the original merger agreement of $69 million, and (3) multiplying such sum of the estimated valuations described above by a factor of 26.5%, representing the approximate pro forma equity ownership of the combined company by the holders of Forest common stock. Based on the assumptions described above, this analysis implied value creation for the holders of Forest common stock of approximately 26.0%.

The following disclosure supplements the disclosure on page 57 of the Definitive Proxy Statement by adding a new sentence immediately following the table on such page:

Forest estimated the present value of total deal costs for the transaction to be $69 million. Forest also estimated $40 million per year in synergies for the combined companies, with 6% (or $2.4 million) to be realized in 2014, 44% (or $17.5 million) to be realized in 2015, and 100% ($40 million) thereafter.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement and other relevant documents filed by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the definitive proxy statement filed by Forest Oil Corporation. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials filed with the SEC regarding the proposed transactions. Investors should read the definitive proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including amendments to the foregoing. For additional information on the risks and uncertainties that could impact

Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the definitive proxy statement filed by Forest Oil Corporation. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: November 11, 2014	By:	/s/ Richard W. Schelin
	Name:	Richard W. Schelin
	Title:	Vice President